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                                                                     EXHIBIT 5.1


                               November 20, 1995


OXIS International, Inc.
6040 N. Cutter Circle
Suite 317
Portland, Oregon 97217-3935

        Re:  OXIS International, Inc. Registration Statement on Form S-8
             -----------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 filed by OXIS International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the proposed issuance and sale by the Company of up to 1,285,781 shares of Company Common Stock, par value $0.50 (the "Common Stock"). As counsel for the Company in connection with the registration, we render the opinion set forth below.

     We have examined, and are familiar with, originals or copies, certified or otherwise authenticated to our satisfaction, of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. We have also reviewed the Certificate of Incorporation, the Bylaws and pertinent resolutions of the Board of Directors and the stockholders of the Company. In addition, we have ascertained or verified other facts which we deem relevant for the purposes of this opinion.

     In connection with this examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based upon the foregoing, and such other legal considerations as we deem appropriate, it is our opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan or upon exercise of the Option Agreements in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,

                                              JACKSON, TUFTS, COLE & BLACK, LLP